UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIGHTING SCIENCE GROUP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Building 2A, 1227 South Patrick Drive

Satellite Beach, Florida 32937

(321) 779-5520

April 30, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lighting Science Group Corporation to be held at 9:00 a.m., Eastern time, on May 26, 2010 at our headquarters, located at Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2009 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

Zachary S. Gibler
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2010:

Our Proxy Statement and 2009 Annual Report are available at:

http://investor.lsgc.com.

LIGHTING SCIENCE GROUP CORPORATION

Building 2A, 1227 South Patrick Drive

Satellite Beach, Florida 32937

(321) 779-5520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2010

The 2010 Annual Meeting of Stockholders of Lighting Science Group Corporation, a Delaware corporation, will be held on May 26, 2010 at 9:00 a.m. Eastern Time, at our headquarters located at Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of nine directors to serve on our Board of Directors for which the following are nominees: Robert E. Bachman, David Bell, Zachary S. Gibler, Carlos M. Gutierrez, Donald R. Harkleroad, Michael W. Kempner, Joseph C. Montana Jr., T. Michael Moseley and Richard Weinberg.

(2)	Approval of amendments to the company’s Amended and Restated Equity-Based Compensation Plan.

(3)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board of Directors recommends a vote FOR each of the nine nominees for director named above and a vote FOR the approval of the amendments to the company’s Amended and Restated Equity-Based Compensation Plan.

The Board of Directors has fixed the close of business on Monday, April 12, 2010 as the record date (the “Record Date”). Only holders of record of shares of our common stock, 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of The Board of Directors

John D. Mitchell, Jr.
Corporate Secretary

April 30, 2010

Building 2A, 1227 South Patrick Drive

Satellite Beach, Florida 32937

(321) 779-5520

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2010

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” or “Lighting Science Group” refer to Lighting Science Group Corporation, a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.001 per share; our 6% Convertible Preferred Stock, par value $0.001 per share; our Series B Preferred Stock, par value $0.001 per share; and our Series C Preferred Stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors on behalf of Lighting Science Group Corporation, a Delaware corporation, to be voted at the annual meeting of stockholders of the company (the “Annual Meeting”) to be held on May 26, 2010, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April 30, 2010 and are expected to be first sent or given to stockholders on or about May 3, 2010.

The executive offices of the company are located at, and the mailing address of the company is, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2010:

Our Proxy Statement and 2009 Annual Report are available at:

http://investor.lsgc.com.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	the election of nine directors to the Board of Directors to serve until the 2011 Annual Meeting of Stockholders;

(2)	the approval of amendments to the company’s Amended and Restated Equity-Based Compensation Plan (the “Plan”); and

(3)	such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Also, immediately following the vote on these matters, management will report on the company’s performance during the last fiscal year and respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact Lighting Science Group Corporation, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937, Attn: Investor Relations or by calling (321) 779-5520 and asking for investor relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 12, 2010 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 30,549,679 shares of common stock, 196,902 shares of 6% Convertible Preferred Stock, 2,000,000 shares of Series B Preferred Stock and 251,739 shares of Series C Preferred Stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock, 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at the close of business on the Record Date may vote at the Annual Meeting. The company has also issued Units (“Series D Units”) consisting of shares of Series D Non-Convertible Preferred Stock (“Series D Preferred Stock”) and warrants to purchase shares of our common stock. Holders of the Series D Units do not have a right to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Each holder of 6% Convertible Preferred Stock is entitled to vote on an “as if converted” basis, which currently equals 0.533333 votes per share of 6% Convertible Preferred Stock. Each holder of Series B Preferred Stock is entitled to 3.5 votes for each share of common stock into which the Series B Preferred Stock is convertible, which currently equals 4.645880 votes per share of Series B Preferred Stock. Each holder of Series C Preferred Stock is entitled to 15 votes per share of Series C Preferred Stock. The company’s Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by the company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, due to recent regulatory changes, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our Board of Directors (Proposal 1) or the proposal to approve amendments to the Plan (Proposal 2).

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Jonathan Cohen and John Mitchell to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by John Mitchell, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

In the election of directors (Proposal 1), stockholders may vote for all director nominees or may withhold their votes as to one or more director nominees. With respect to the proposed amendments to the company’s Plan (Proposal 2), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the approval of the amendments to the Plan.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of each nominee for director.

Proposal 2—FOR the approval of the amendments to the Plan.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to the company addressed to John D. Mitchell, Jr., Corporate Secretary at the company’s address above, which notice must be received before noon on May 25, 2010.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the nine director nominees who receive the most votes from the holders of the shares of our voting securities for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of voting securities voting at the Annual Meeting is required for the election of the director nominees (Proposal 1).

Approval of the amendments to the Plan (Proposal 2) will require the affirmative vote of the holders of a majority of the shares of our voting securities represented in person or by proxy at the Annual Meeting entitled to vote on such proposal and voted for or against such proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect upon the approval of the proposals presented in this Proxy Statement.

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting.

Recent regulatory changes were made to eliminate the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), no votes will be cast on your behalf. In addition, broker non-votes will have no effect on the approval of the amendments to the Plan (Proposal 2).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the attached appendices and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact John Mitchell at (321) 779-5520.

CORPORATE GOVERNANCE

Lighting Science Group, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The company regularly monitors developments in the area of corporate governance.

The current charters of the Audit Committee, Compensation Committee and Governance Committee are available on our website at http://www.lsgc.com. We have also adopted a Code of Business Conduct and Ethics that is applicable to all our employees and, in particular, to our senior officers including our Chief Executive Officer and our Vice President and Chief Accounting Officer. A copy of the Code of Business Conduct and Ethics may be obtained from us without charge by writing to us at the following address:

Lighting Science Group Corporation

Building 2A, 1227 South Patrick Drive

Satellite Beach, Florida 32937

Attn: Corporate Secretary

Governance Committee

We have a Governance Committee consisting of Mr. Harkleroad, Chairman, and Messrs. Bachman, Kempner, Moseley and Weinberg. The Governance Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board of Directors as nominees for election as directors and to fill any vacancies on the Board;

•	recommending persons to be selected by our Board of Directors as members and Chairperson for each Board committee;

•	analyzing and proposing for decision of the Board of Directors the governance structure of the company;

•	reviewing and making recommendations to the Board of Directors regarding compensation paid to the directors;

•	monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance; and

•	handling such other matters that are specifically delegated to the Governance Committee by our Board of Directors from time to time.

In selecting director nominees for recommendation to the Board of Directors, the Governance Committee considers the following factors:

•	the appropriate size and diversity of our Board of Directors;

•

our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of our Board of Directors with periodic injection of fresh perspectives provided by new Board members.

Our Board of Directors believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the company, the results of operations and financial condition of the company and the relative standing of the company in relation to our competitors.

In identifying director nominees, the Governance Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board of Directors does not wish to continue in service or if the committee or the Board of Directors decides not to re-nominate a member for re-election, the committee will identify another nominee with the desired skills and experience described above. The committee takes into consideration the overall composition and diversity of the Board of Directors and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the committee will strive to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the committee will also consider candidates with appropriate non-business backgrounds.

The Governance Committee considers all qualified candidates identified by members of the committee, by other members of the Board of Directors, by senior management and by stockholders. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors and members of senior management. We have not paid fees to any third party to assist in the process of identifying or evaluating director candidates during 2009.

Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, Lighting Science Group Corporation, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937. All proposals for nominations received by the Corporate Secretary will be presented to the Governance Committee for its consideration. Our bylaws do not currently contain any advance notice, informational or other requirements with respect to stockholder proposals and director nominations by stockholders. For a detailed description of our Annual Meeting advance notice requirements and our stockholder nomination procedures, please see “Submission of Future Stockholder Proposals” below.

On March 10, 2008, Ronald Lusk resigned from serving on our Board of Directors. On March 24, 2010, the Governance Committee recommended to our Board of Directors that Zachary S. Gibler, our Chief Executive Officer, be appointed to fill the vacancy created by Mr. Lusk’s resignation. On March 24, 2010, the Board of Directors appointed Mr. Gibler to serve as Chairman of our Board of Directors until this Annual Meeting and his successor has been duly elected and qualified.

On March 23, 2010, the Board of Directors received a letter of resignation from service on the Board of Directors from each of Richard Kelson, Bonnie Reiss, Govi Rao and Daryl Snadon. To fill the vacancies created by these resignations, Messrs. Gibler and Weinberg recommended to the Governance Committee that each of Carlos M. Gutierrez, Michael W. Kempner, Joseph C. Montana Jr. and T. Michael Moseley be appointed as members of the Board of Directors. The Governance Committee recommended to our Board of Directors that such persons be appointed to fill the vacancies on our Board of Directors and, effective March 24, 2010, the Board of Directors appointed each of Messrs. Gutierrez, Kempner, Montana and Moseley to serve on our Board of Directors until this Annual Meeting and their successors have been duly elected and qualified.

Director Independence

Although Lighting Science Group is not currently listed on the NASDAQ Stock Market or any other exchange, the company relies on the definition of independence established by NASDAQ rules. Based upon this definition, our Board of Directors has affirmatively determined that the following members of, and nominees for election to, our Board of Directors are independent: Robert E. Bachman and Donald R. Harkleroad.

Certain Transactions and Relationships

Parent Company

LED Holdings, LLC (“LED Holdings”) may be deemed to be our “parent” by virtue of its beneficial ownership of our voting securities. As of April 12, 2010, LED Holdings directly owned 2,000,000 shares of our Series B Preferred Stock and 18,012,067 shares of our common stock, which represented approximately 62.5% of our voting power. As of April 12, 2010, Pegasus Partners IV, L.P. (“Pegasus IV”), the controlling equity holder of LED Holdings, held warrants to purchase 65,213,150 shares of our common stock and may be deemed to be the beneficial owner of the shares of Series B Preferred Stock and common stock held by LED Holdings. In addition, as of April 12, 2010, Pegasus IV owned 239,975 shares of our Series C Preferred Stock and 60,670,675 shares of our Series D Preferred Stock. As a result, Pegasus IV may be deemed to beneficially own securities representing approximately 70.7% of our voting power.

Transactions with Pegasus IV and its Affiliates

Since January 2008, we have entered into a number of transactions with Pegasus IV or persons affiliated with Pegasus IV. In December 2008, by resolution the Board of Directors established an Ad Hoc Committee of Independent Directors (the “Independent Committee”) to consider the approval of, and to make recommendations to the Board of Directors or any committee thereof regarding, any related-party transactions from time to time between us and Pegasus IV or its affiliates, our executive officers and/or our directors. During 2008 and 2009, the Independent Committee consisted of Robert E. Bachman, Donald R. Harkleroad and Daryl N. Snadon. Each of the transactions set forth below were reviewed and approved by the Independent Committee.

Guaranty of Line of Credit with Bank of Montreal. Pegasus IV has guaranteed our line of credit with the Bank of Montreal (“BMO”). As consideration for providing the initial Guaranty, on July 25, 2008 we issued Pegasus IV a warrant to purchase 942,857 shares of common stock at an exercise price of $7.00 per share and agreed to pay Pegasus IV a transaction fee equal to 1% (on an annualized basis) of the average daily outstanding principal amount and accrued but unpaid interest under the line of credit during the period beginning on the date the credit facility was established through the date the credit facility is repaid in full or otherwise discharged. In connection with the closing of the line of credit, we also paid Pegasus Capital Advisors, L.P. (“Pegasus Capital”), an affiliate of Pegasus IV, $100,000 pursuant to a Side Letter Agreement dated July 25, 2008, to reimburse Pegasus Capital for the fees and expenses it incurred with respect to the Guaranty and line of credit.

On August 24, 2009, we amended our Loan Agreement with BMO, dated July 25, 2008, to extend the maturity date of the Loan Agreement until August 24, 2010 (the “Maturity Date”) in the event that BMO did not make prior written demand. On the same date and in conjunction with the amendment to the Loan Agreement, we entered into a Guaranty Extension Agreement (the “Original Guaranty Extension Agreement”) with Pegasus IV, pursuant to which Pegasus IV agreed to extend its Guaranty of the amended Loan Agreement through August 24, 2010. As consideration for extending the Guaranty, we agreed to pay Pegasus IV a fee (the “Fee”), payable upon the earliest to occur of: (a) the Maturity Date, (b) the date of termination of the amended Loan Agreement, (c) the date of termination of the Guaranty and (d) a change of control of the company (each of (a), (b), (c) and (d), a “Fee Payment Date”). In accordance with the Original Guaranty Extension Agreement, if the Fee Payment Date was the Maturity Date, the date of termination of the Loan Agreement or the date of termination of Guaranty, we would be required to pay a Fee (the “Average Daily Balance Fee”) equal to 15% (on an annualized basis) of our average daily loan balance with BMO. If the Fee Payment Date was the date of a change of control of the company, we would be required to pay a Fee equal to the greater of (1) Average Daily Balance Fee and (2) 1.0% (on an annualized basis) of the total transaction consideration received by us upon such change of control.

On March 15, 2010, we further amended our Loan Agreement with BMO (the “Third Amendment”) to increase the size of our revolving line of credit with BMO from $20 million to $25 million (the “Loan Increase”). On the same date and in connection with the Third Amendment, Pegasus IV executed a Guarantor’s Acknowledgement and Consent (the “Guaranty Consent”) pursuant to which Pegasus IV agreed to increase its Guaranty of our obligations pursuant to the amended Loan Agreement. In conjunction with the Third Amendment and as consideration for Pegasus IV’s execution of the Guaranty Consent, we amended and restated the Original Guaranty Extension Agreement with Pegasus IV and entered into an Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010 (the “Amended Guaranty Extension Agreement”). Pursuant to the Amended Guaranty Extension Agreement, we agreed that the Fee payable pursuant to the Original Guaranty Extension Agreement would take into account any borrowings made pursuant to the Loan Increase. We further agreed that to the extent Pegasus IV or its assignees fully exercised its option (the “Standby Purchase Option”) to purchase all of the Series D Units that were not subscribed for pursuant to our previously consummated rights offering, we would apply all of the proceeds received upon exercise of the Standby Purchase Option to reduce the principal amount outstanding pursuant to the amended Loan Agreement with BMO. In addition, we agreed we would take commercially reasonable efforts to amend the Guaranty and the amended Loan Agreement (such amendment, collectively the “Fourth Amendment”) to: (a) reduce the total amount of the Guaranty required by the amended Loan Agreement from $25 million to $10 million and (b) extend the stated Maturity Date of the Amended Loan Agreement from August 24, 2010 to the first anniversary of the effective date of the Fourth Amendment (the “Fourth Amendment Maturity Date”).

The Amended Guaranty Extension Agreement amended the definition of “Fee Payment Date” to provide that the Fee would also be payable upon the effective date of the Fourth Amendment. In addition, upon execution of the Fourth Amendment and as consideration for further extending the Guaranty, we agreed to pay Pegasus IV a fee (the “Fourth Amendment Fee”), payable upon the earliest to occur of (a) the Fourth Amendment Maturity Date, (b) the date of termination of the amended Loan Agreement (as amended pursuant to the Fourth Amendment), (c) the date of termination of the Guaranty and (d) a change of control of the company (each of (a), (b), (c) and (d), a “Fourth Amendment Fee Payment Date”). The Fourth Amendment Fee would be equal to the sum of:

(i)	10% (on an annualized basis beginning on the first calendar day immediately following the effective date of the Fourth Amendment) of the company’s average daily loan balance with BMO, plus

(ii)	(ii) 10% (on an annualized basis) of the maximum amount of loans available pursuant to the amended Loan Agreement (as amended pursuant to the Fourth Amendment) from the period beginning on the 121st day after the effective date of the Fourth Amendment and ending on the Fourth Amendment Fee Payment Date (this portion (ii) of the Fourth Amendment Fee is referred to as the “Maximum Loan Fee”).

Pegasus IV also agreed that, if the Guaranty is terminated on or before the 120th day after the effective date of the Fourth Amendment, the Maximum Loan Fee would be equal to $0.00. The Amended Guaranty Extension Agreement further provides that we would issue Series D Units to Pegasus IV in satisfaction of the Fee and the Fourth Amendment Fee (if applicable). Pegasus IV would be entitled to receive that number of Series D Units equal to one Series D Unit for each $1.006 of the Fee or the Fourth Amendment Fee, as applicable. Such Series D Units would be in addition to any Series D Units issued pursuant to the rights offering or the Standby Purchase Option.

On April 20, 2010, we entered into the Fourth Amendment with BMO and executed that certain Replacement Demand Note (the “Replacement Note”). The Fourth Amendment and the Replacement Note decreased the size of the our revolving line of credit with BMO from $25 million to $10 million and extended the Maturity Date from August 24, 2010 to April 19, 2011. On the same date and in connection with the Fourth Amendment and the Replacement Note, Pegasus IV executed a Guarantor’s Acknowledgement and Consent pursuant to which Pegasus IV acknowledged its Guaranty of our obligations pursuant to the Amended Loan Agreement, as amended by the Fourth Amendment.

In conjunction with the execution of the Fourth Amendment and in accordance with the Amended Guaranty Extension Agreement, we issued Pegasus IV 1,555,860 Series D Units in satisfaction of the 1% transaction fee and the Fee, which totaled $1,565,195, in the aggregate, as of April 20, 2010.

Promissory and Convertible Notes. On December 19, 2008, we borrowed $1.95 million from Pegasus IV and $50,000 from certain of our officers, including Govi Rao and Zachary Gibler. On March 2, 2009, we repaid

$7,500 borrowed from one of our officers, and amended the other outstanding promissory notes to extend the maturity date from March 2, 2009 to July 31, 2009. We subsequently borrowed an additional $9.0 million, in the aggregate, from Pegasus IV pursuant to two separate promissory notes issued on February 13, 2009 and April 17, 2009. All of the notes had an interest rate of 8% per annum. On August 5, 2009, we repaid the remaining principal and interest owed to Govi Rao and Zachary Gibler.

In February 2009, we executed a promissory note in favor of Pegasus IV that allowed us to borrow up to $7.0 million in aggregate. The February promissory note was scheduled to mature on June 30, 2009 and had an interest rate of 8% per annum. As a condition to entering into the February promissory note, we entered into a letter agreement with Pegasus IV, dated February 13, 2009 (the “Letter Agreement”), pursuant to which we agreed to use our best efforts to conduct a rights offering during the second fiscal quarter of 2009 for preferred or common stock, the net proceeds of which would raise at least $30 million.

In April 2009, we executed an additional promissory note in favor of Pegasus IV that allowed us to borrow up to $2.0 million in the aggregate. The note was scheduled to mature on May 15, 2009 and had an interest rate of 8% per annum. As a condition to entering into this additional promissory note, we agreed that the note would also be subject to the Letter Agreement.

On May 15, 2009, we entered into a Convertible Note Agreement (the “Original Pegasus Convertible Note”) with Pegasus IV, which provided us with approximately $31.7 million. Specifically, pursuant to the Original Pegasus Convertible Note, we borrowed approximately $13.2 million on May 15, 2009 and approximately $18.5 million on May 26, 2009. The proceeds of the borrowings on the Original Pegasus Convertible Note were generally used to pay in full $11.5 million worth of promissory notes previously granted to Pegasus IV, together with accrued interest thereon, and to pay outstanding principal amounts under our line of credit with BMO. Effective as of July 31, 2009, we entered into the First Amendment to the Convertible Note Agreement, pursuant to which we extended the maturity date of the Original Pegasus Convertible Note.

On August 27, 2009, the Original Pegasus Convertible Note (as amended) was terminated, and we entered into a new Convertible Note Agreement (the “New Pegasus Convertible Note”) with Pegasus IV in the principal amount of approximately $32.8 million, which represented the outstanding principal and interest on the Original Pegasus Convertible Note as of August 27, 2009. As with the Original Pegasus Convertible Note, interest on the New Pegasus Convertible Note accrued at the rate of 14% per annum. The outstanding principal and interest was scheduled to mature upon the earlier of July 31, 2010 and the date of the consummation of the rights offering (described below).

Pursuant to the New Pegasus Convertible Note, we agreed to use commercially reasonable efforts to conduct a rights offering (the “Rights Offering”) of Series D Units as soon as reasonably practical. The New Pegasus Convertible Note granted Pegasus IV the right to acquire any Series D Units not otherwise subscribed for pursuant to the terms of the Rights Offering. If the registration statement for the Rights Offering was declared effective by the SEC and the Rights Offering was consummated prior to July 31, 2010 (the scheduled maturity date), Pegasus IV would be deemed to have converted all of the then outstanding principal and interest under the New Pegasus Convertible Note into Series D Units at a conversion price of $1.006 per Unit. Additionally, the New Pegasus Convertible Note provided Pegasus IV with the option to voluntarily convert all or a portion of the outstanding principal and interest under the New Pegasus Convertible Note into Series D Units at any time at a conversion price of $1.006 per Unit.

Rights Offering. Upon consummation of the Rights Offering on March 3, 2010, approximately $35.2 million of the outstanding principal and interest pursuant to the New Pegasus Convertible Note automatically converted into 35,017,667 Series D Units. In addition, on April 19, 2010, we sold 24,097,148 Series D Units to Pegasus IV pursuant to the Standby Purchase Option. These Units were purchased for $1.006 per Series D Unit. We received $2.0 million from Pegasus IV on February 23, 2010 as an advance payment for a portion of these Series D Units. This advance payment accrued interest at the rate of 14% per annum, and 40,415 of the Series D Units issued to Pegasus IV on April 19, 2010 were in satisfaction of the accrued interest on the advance payment, which totaled $40,657.36.

Acquisition Fees. In connection with our acquisitions of Lighting Science Group B.V. (“LSGBV”), formerly known as Lighting Partner B.V., in April 2008 and Lamina Lighting, Inc. (“Lamina”) in July 2008, we paid $400,000 and $150,000, respectively, to Pegasus Capital for expenses incurred in performing certain due diligence and other services.

Preferred Stock Issuance. On December 31, 2008, we entered into agreements with two of our law firms whereby we issued a combined total of 251,739 shares of Series C Preferred Stock to such firms to settle their outstanding legal fees in the aggregate amount of approximately $3,200,000. We also issued warrants for the purchase of 3,776,078 shares of common stock to such firms. The warrants have an exercise price of $0.85 per share, a term of 5 years, and are exercisable only following our dissolution, winding-up or change of control or the repurchase or other acquisition by us of all of the Series C Preferred Stock. These shares and warrants were subsequently transferred to Pegasus IV and Govi Rao, our former Chairman and Chief Executive Officer.

Transactions with Koninklijke Philips Electronics N.V.

On August 27, 2009, in conjunction with the Governing Agreement and Complete Releases between, among other parties, us and Koninklijke Philips Electronics N.V. (“Philips”), we entered into a Convertible Note Agreement (the “Philips Convertible Note”) with Philips pursuant to which we borrowed $5.0 million from Philips. Interest on the outstanding principal balance under the Philips Convertible Note accrued at the rate of 14% per annum. All principal and interest on the Philips Convertible Note was due on the earliest of the following three dates (such date, the “Maturity Date”): (a) July 31, 2010, (b) the date of the consummation of the Rights Offering or (c) the first business day immediately following the date on which we notify Philips that Pegasus IV has voluntarily converted the outstanding principal and interest under the New Pegasus Convertible Note (the “Notification Date”).

Similar to the New Pegasus Convertible Note, if the registration statement for the Rights Offering was declared effective by the SEC and the Rights Offering was consummated prior to the Maturity Date or if Pegasus IV voluntarily converted the outstanding principal and interest under the New Pegasus Convertible Note prior to the Maturity Date, Philips would be deemed to have converted all of the then outstanding principal and interest under the Philips Convertible Note into Series D Units at a conversion price of $1.006 per Unit. However, the Warrants issuable upon conversion of the Philips Convertible Note would have an exercise price of $12.00 per share rather than $6.00 per share. Such automatic conversion would be deemed to occur on the earlier of (a) the date of the consummation of the Rights offering or (b) the first business day immediately following the Notification Date. Additionally, the Philips Convertible Note provided Philips with the option to convert all or a portion of the outstanding principal and interest under the Philips Convertible Note at any time into Series D Units at a conversion price of $1.006 per Unit.

Upon consummation of the Rights Offering on March 3, 2010, approximately $5.4 million of the outstanding principal and interest pursuant to the Philips Convertible Note automatically converted into 5,330,482 Series D Units.

Compensation Committee Interlocks and Insider Participation

During 2009, David Bell, Chairman, Daryl N. Snadon and Richard Weinberg served as members of our Compensation Committee.

Mr. Weinberg is an executive officer and partner of Pegasus Capital. In addition, Mr. Bell is an Operating Advisor for Pegasus Capital. As described in further detail under “Certain Transactions and Relationships,” during the years ended December 31, 2008 and 2009, we paid or otherwise accrued approximately $1.4 million to Pegasus Capital and its affiliates as consideration for: (i) Pegasus IV’s guaranty of our line of credit with BMO; and (ii) Pegasus Capital’s provision of due diligence and negotiation services in conjunction with our acquisitions of LSGBV and Lamina.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors, our subsidiaries and certain persons performing services for us. The Code of Business Conduct and Ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations.

Pursuant to the Code of Business Conduct and Ethics, If a potential conflict of interest would constitute a “related party transaction,” then the terms of the proposed transaction must be reported in writing to the company’s Chief Executive Officer or the General Counsel who will refer, if necessary, the matter to the Audit Committee and/or the Independent Committee for approval. Generally, a related party transaction is a transaction that includes a director or executive officer, directly or indirectly, and the Company that exceeds $120,000 in amount, exclusive of employee compensation or director fees.

Communications with the Board of Directors

The Board of Directors welcomes communication from the company’s stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors or a committee thereof may do so by addressing correspondence to the board member, members or committee, c/o Corporate Secretary, Lighting Science Group Corporation, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to us about the beneficial ownership of our common stock, 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as of April 12, 2010 by: (i) each of our Named Executive Officers (as defined on page 24); (ii) all of our executive officers and directors as a group (12 persons); and (iii) each person who was known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Zachary S. Gibler, Chief Executive Officer; Khaled Haram, President and Chief Operating Officer; Jonathan T. Cohen, Vice President and Chief Accounting Officer, and Fredric Maxik, Chief Scientific Officer, are currently the only executive officers of the company.

Except as otherwise indicated, the address for each beneficial owner is Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. The applicable percentage ownership of our common stock is based on 30,549,679 shares of common stock issued and outstanding as of April 12, 2010, plus, on an individual basis, the right of that individual to obtain common stock upon exercise of stock options or warrants or upon the conversion of 6% Convertible Preferred Stock or Series B Preferred Stock within 60 days of April 12, 2010. The applicable percentage ownership of our 6% Convertible Preferred Stock is based on 196,902 shares of 6% Convertible Preferred Stock issued and outstanding as of April 12, 2010. The applicable percentage ownership of our Series B Preferred Stock is based on 2,000,000 shares of Series B Preferred Stock issued and outstanding as of April 12, 2010. The applicable percentage ownership of our Series C Preferred Stock is based on 251,739 shares of Series C Preferred Stock issued and outstanding as of April 12, 2010.

	Common Stock			6% Convertible Preferred Stock		Series B Preferred Stock			Series C Preferred Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class	Shares Beneficially Owned (1)	Percent of Class	Shares Beneficially Owned (1)		Percent of Class	Shares Beneficially Owned (1)		Percent of Class
Directors and Executive Officers
Robert Bachman (2)	261,286		*	10,413	5.3%	—		—	—		—
David Bell	135,080		*	—	—	—		—	—		—
Jonathan T. Cohen	—		—	—	—	—		—	—		—
Zachary S. Gibler (3)	87,500		*	—	—	—		—	—		—
Carlos M. Gutierrez	—		—	—	—	—		—	—		—
Khaled Haram	—		—	—	—	—		—	—		—
Donald Harkleroad (4)	251,735		*	15,625	7.9%	—		—	—		—
Michael W. Kempner	—		—	—	—	—		—	—		—
Fredric Maxik (5)	203,112		*	—	—	—		—	—		—
Joseph C. Montana Jr.	—		—	—	—	—		—	—		—
T. Michael Moseley	—		—	—	—	—		—	—		—
Govi Rao (6)	555,626		1.8%	—	—	—		—	11,764	(13)	4.7%
Richard Weinberg	—		—	—	—	—		—	—		—
Directors and Executive Officers as a Group (12 persons)	1,494,339		4.9%	26,038	13.2%	—		—	11,764		4.7%

Certain Persons
LED Holdings, LLC (7)(8)	20,666,856	(9)	62.2%	—	—	2,000,000	(10)	100%
Pegasus Partners IV, L.P. (8)	85,880,006	(11)	87.3%	—	—	2,000,000	(10)	100%	239,975	(12)	95.3%
Koninklijke Philips Electronics N.V. (13)	5,330,482	(14)	14.9%	—	—	—		—	—		—
AG Offshore Convertibles Ltd. (15)	—		—	100,000	50.8%	—		—	—		—
Philip R. Lacerte (15)	—		—	10,374	5.3%	—		—	—		—

*	Less than 1%.
(1)	The number and percentage of shares of our common stock, 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power.

(2)	Includes 5,554 shares of common stock issuable to USGT Investors, L.P. pursuant to the conversion of 6% Convertible Preferred Stock, 22,187 shares of common stock issuable to USGT Investors, L.P. upon the exercise of warrants, and 46,250 shares of common stock issuable to USGT Investors, L.P. pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan. Mr. Bachman is controlling shareholder in the sole corporate general partner of USGT Investors, L.P. and may be deemed the beneficial owner of the shares held by USGT Investors, L.P.
(3)	Includes 25,000 shares of common stock issuable to Mr. Gibler upon the exercise of stock options and 62,500 shares of restricted stock issued to Mr. Gibler under the Amended and Restated Equity-Based Compensation Plan.
(4)	Includes 8,333 shares of common stock issuable to The Bristol Company pursuant to the conversion of 6% Convertible Preferred Stock, 2,344 shares of common stock issuable to The Bristol Company upon exercise of warrants, and 46,250 shares of common stock issuable to The Bristol Company upon exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed the beneficial owner of the shares held by The Bristol Company.
(5)	Includes 25,000 shares of common stock issuable to Mr. Maxik upon the exercise of stock options and 175,000 shares of restricted stock issued to Mr. Maxik under the Amended and Restated Equity-Based Compensation Plan.
(6)	Includes 4,166 shares of common stock issuable to Mr. Rao upon the exercise of stock options and 375,000 shares of restricted stock issued to Mr. Rao under the Amended and Restated Equity-Based Compensation Plan. Also includes 176,460 shares of common stock issuable to Mr. Rao upon exercise of warrants. Excludes 18,012,067 shares of common stock held directly by LED Holdings and 2,654,789 shares of common stock issuable upon conversion of 2,000,000 shares of Series B Preferred Stock held directly by LED Holdings. Mr. Rao shares voting and dispositive power over our shares of common stock and our Series B Preferred Stock only as a manager of LED Holdings and by virtue of such status may be deemed to be the beneficial owner of the shares of common stock and our Series B Preferred stock held by LED Holdings. Mr. Rao disclaims beneficial ownership of our shares of common stock and Series B Preferred Stock held directly by LED Holdings, except to the extent of any pecuniary interest. Mr. Rao resigned from his position as Chief Executive Officer on June11, 2009 and from his position as Chairman of our Board of Directors on March 24, 2010.
(7)	The principal address and principal office of LED Holdings, LLC is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.
(8)	PP IV (AIV) LED, LLC (“PPAIV”), PP IV LED, LLC (“PPLED”), Pegasus Partners IV, L.P. (“Pegasus IV”), Richard Kelson, Pegasus Investors IV, L.P. (“PIIV”), Pegasus Investors IV GP, L.L.C. (“PIGP”), Pegasus Capital, LLC (“PLLC”), Craig Cogut and LED Effects, Inc. are members of LED Holdings (the “LED Holdings Members”). Other than 65,213,150 shares of common stock issuable upon the exercise of warrants directly beneficially owned by Pegasus IV and 78,410 shares of common stock directly beneficially owned by Mr. Kelson, the LED Holdings Members do not directly own any of our common stock or our Series B Preferred Stock. The LED Holdings Members share voting and dispositive power over our shares of common stock and our Series B Preferred Stock only as members of LED Holdings and by virtue of such status may be deemed to be the beneficial owners of the shares of common stock and Series B Preferred Stock held by LED Holdings. The LED Holdings Members disclaim beneficial ownership of the shares of common stock and Series B Preferred Stock held by LED Holdings, except to the extent of any pecuniary interest, and this statement shall not be deemed to be an admission that they are the beneficial owners of such securities. Pegasus IV, PPAIV and PPLED are funds managed by Pegasus Capital Advisors, L.P. PIIV is the general partner of Pegasus IV and PIGP is the general partner of PIIV. PIGP is wholly owned by Pegasus Capital, LLC (“PCLLC”). PCLLC may be deemed to be directly or indirectly controlled by Craig Cogut. By virtue of the foregoing, PIIV, PIGP, PCLLC and Mr. Cogut may be deemed to share voting power and power to direct the disposition of the securities held by Pegasus IV. Each of PIIV, PIGP, PCLLC and Mr. Cogut disclaims beneficial ownership of any of our securities owned by Pegasus IV. The principal address and principal office of Pegasus IV and certain affiliates is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.
(9)	Includes 18,012,067 shares of common stock held by, and 2,654,789 shares of common stock issuable to, LED Holdings upon conversion of 2,000,000 shares of Series B Preferred Stock.
(10)	Holders of our Series B Preferred Stock are entitled to 3.5 votes for each share of common stock into which such share of Series B Preferred Stock is then convertible and have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided in the Certificate of Designation of Series B Preferred Stock or as required by law), voting together with the common stock as a single class.
(11)	Includes 18,012,067 shares of common stock held directly by LED Holdings and 2,654,789 shares of common stock issuable to LED Holdings upon conversion of 2,000,000 shares of Series B Preferred Stock held directly by LED Holdings (as discussed in footnote 9, above). Also includes 65,213,150 shares of common stock issuable upon exercise of warrants issued to Pegasus IV.

(12)	Holders of our Series C Preferred Stock are entitled to 15 votes per share of Series C Preferred Stock and have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided in the Certificate of Designation of Series C Preferred Stock or as required by law), voting together with the common stock as a single class.
(13)	The principal address and principal office of Koninklijke Philips Electronics N.V. is Breitner Center, Amstelplein 2, 1096 BC Amsterdam, The Netherlands.
(14)	Includes 5,330,482 shares of common stock issuable to Koninklijke Philips Electronics N.V. upon exercise of warrants.
(15)	AG Offshore Convertibles Ltd. and Mr. Lacerte have not filed reports regarding their ownership of the company’s common stock with the Securities and Exchange Commission pursuant to Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, and therefore the company is not in a position to disclose such holders’ beneficial ownership of the company’s common stock.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock, and any changes in that ownership, to the SEC, and furnish us with copies of the reports. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports received, and written representations from our directors and officers, during the year ended December 31, 2009, each of our directors, officers and ten percent stockholders complied with all Section 16(a) filing requirements applicable to our directors, officers and ten percent stockholders except: Roland Bopp (1 late filing/1 late transaction); Jonathan Cohen (1 late filing/1 late transaction); Stephen Hamilton (1 late filing/1 late transaction); Khaled Haram (2 late filings/2 late transactions); Fred Maxik (1 late filing/1 late transaction); and Kathryn Wallbrink Reynolds (2 late filings/2 late transactions).

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated nine directors for election at the Annual Meeting by the stockholders (the “Director Nominees”). The Board of Directors manages Lighting Science Group’s business and affairs, exercises all corporate powers, and establishes broad corporate policies. The bylaws currently provide that the Board of Directors will consist of such number of directors as may be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at nine. Directors are elected to serve until the next Annual Meeting of stockholders and their successors have been elected and qualified.

To be elected as a director, each Director Nominee must receive a plurality of the votes cast by the stockholders entitled to vote for the election of directors. Cumulative voting is not permitted. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his or her intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and position of each director currently serving on our Board of Directors as of April 12, 2010:

Name	Age	Positions
Zachary S. Gibler	43	Director, Chairman, and Chief Executive Officer
Robert E. Bachman	68	Director
David Bell	66	Director
Carlos M. Gutierrez	56	Director
Donald R. Harkleroad	66	Director
Michael W. Kempner	51	Director
Joseph C. Montana Jr.	53	Director
T. Michael Moseley	60	Director
Richard Weinberg	50	Director

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Governance Committee focused primarily on the information discussed in each of the directors’ individual biographies set forth below. Each of our directors exhibits collegiality, honesty and integrity.

The biographies of the Director Nominees are as follows:

Zachary S. Gibler. Mr. Gibler joined us as Vice President of Business Development in October 2007 and until June 2009 served as our Chief Business Development Officer. Mr. Gibler was appointed to serve as Chief Executive Officer of the company on June 11, 2009 and Chairman of the Board of Directors on March 24, 2010. Prior to joining us, from 1994 until 2007, Mr. Gibler held a variety of positions in sales management, marketing, and technology development with Acuity Brands, Inc., a corporation headquartered in Atlanta, Georgia that designs, produces and distributes indoor and outdoor lighting fixtures and related products. Mr. Gibler most recently served Acuity Brands from 2004 to 2007 by holding the position of Vice President of Product and Market Development for Holophane Lighting, Inc., one of its subsidiaries. Effective January 1, 2010, Mr. Gibler became an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Mr. Gibler brings significant knowledge of our business and industry to the Board through his experience as our Vice President of Business Development and Chief Executive Officer. These experience help him to efficiently and effectively identify and execute our strategic priorities.

Robert E. Bachman. Mr. Bachman has served as a director for us since September 2003. He is the president and a director of USGT Investors Management Company, Inc., the general partner of USGT Investors, L.P., a private investment company. Mr. Bachman has extensive experience in mergers and acquisitions, capital raising and venture capital transactions through serving as president and director of USGT Investors Management Company, Inc.

David Bell. Mr. Bell was appointed a member of our Board of Directors in October 2007. Since March 16, 2006, he has served as Chairman Emeritus of The Interpublic Group of Companies (“Interpublic”), a provider of advertising, specialized marketing and communication services. Previously, he served as Interpublic’s Co-Chairman from January 2005 until March 15, 2006, Chairman and Chief Executive Officer from February 2003 to January 2005 and Vice Chairman from June 2001 to February 2003. From March 1999 to 2001, Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc., a provider of advertising and marketing services. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell Worldwide. Mr. Bell serves on the Board of Directors of Warnaco Group Inc. and Primedia, Inc. and is currently Chairman of PRO-AD PAC (the advertising industry’s political action committee) and is the former Chairman of the Board of Directors of The National Forest Foundation and Co-Chairman of the Advertising Council Advisory Group. Mr. Bell is also an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Mr. Bell is a recognized marketing expert and brings significant financial and business knowledge and executive leadership experience to the Board from his service as an executive officer and director of Interpublic and other publicly traded companies.

Carlos M. Gutierrez. Mr. Gutierrez was appointed a member of our Board of Directors on March 24, 2010. He previously served as the United States Secretary of Commerce from 2005 to 2009, appointed by President George W. Bush. Mr. Gutierrez is also formerly the Chairman of the Board and Chief Executive Officer of the Kellogg Company. He is currently a television news contributor for CNBC and serves as a director for United Technologies Corporation, GLW Corning and Occidental Petroleum. He is also a member of the Board of Trustees of the Woodrow Wilson International Center for Scholars and a National Trustee to the University of Miami’s Board of Trustees. Mr. Gutierrez is an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Mr. Gutierrez brings significant financial and business knowledge and executive leadership experience to the Board through previously serving as an executive officer and director of the Kellogg Company and through serving as a director of other publicly traded companies.

Donald R. Harkleroad. Mr. Harkleroad has served as a director for us since 2003. He is President of The Bristol Company, an Atlanta-based private holding company with interests in the food service, technology services, real estate and merchant banking industries. Since 2003, Mr. Harkleroad has also served as a director for Easylink Services International Corp., a global provider of on-demand electronic messaging and transaction services. Until its sale in 2006, he was also a founding director of Summit Bank Corporation, a commercial bank with offices in Georgia, Texas and California. Mr. Harkleroad brings significant operating, finance, legal and business knowledge through having participated in various management aspects of a number of public and private companies and having practiced corporate and securities law for over 30 years. In addition, Mr. Harkleroad brings an ability to effectively identify and implement strategic growth opportunities that help to provide guidance as the company identifies new ways to compete.

Michael W. Kempner. Mr. Kempner was appointed a member of our Board of Directors on March 24, 2010. He is the founder, president and chief executive officer of MWW Group. Mr. Kempner is a nationally recognized authority on investor relations, public affairs, business-to-business, and consumer marketing and corporate social responsibility, and Mr. Kempner has successfully guided corporate communications programs for numerous companies. Mr. Kempner is an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Mr. Kempner brings significant financial and business knowledge and executive leadership experience to the Board through serving as an executive officer and director of MWW Group. In addition, Mr. Kempner has valuable marketing, public affairs and corporate communications experience.

Joseph “Joe” C. Montana Jr. Mr. Montana was appointed a member of our Board of Directors on March 24, 2010. He is best known as one of the greatest quarterbacks in the history of the National Football League. Starting in 1979, Mr. Montana played 14 seasons for the San Francisco 49ers, winning four Super Bowl Championships and then two seasons with the Kansas City Chiefs. In 2000, Mr. Montana was elected to the Pro Football Hall of Fame. He is the founder of the MVP Performance Institute, a consulting company that offers training to improve individual and organizational performance through lectures, books and training camps. Mr. Montana is also a founding partner of HRJ Capital, which raises money from professional athletes and invests it with a small number of top-tier venture capital funds. Mr. Montana also owns a real estate investment company, Montana Property Group, and operates the Four Rings Montana Family Foundation, a charitable foundation. Mr. Montana brings perspective to the Board as a private investor as well as a significant amount of leadership experience and a perspective from an industry other than the lighting industry. Additionally, Mr. Montana has experience in venture capital and real estate investment transactions.

T. Michael Moseley. Mr. Moseley was appointed a member of our Board of Directors on March 24, 2010. He is a retired United States Air Force four-star general. Mr. Moseley is a fighter pilot with more than 2,800 flight hours, many in the F-15 Eagle. Mr. Moseley’s final Air Force assignment was Chief of Staff of the Air Force. He retired from the Air Force in August 2008. Mr. Moseley is an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Mr. Moseley brings perspective to the Board as a private investor as well as a significant amount of leadership experience through previously serving as Chief of Staff of the Air Force.

Richard Weinberg. Mr. Weinberg was appointed a member of our Board of Directors in October 2007. Mr. Weinberg joined Pegasus Capital as a partner in 2005. Pegasus Capital is an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Mr. Weinberg has over 23 years of business development and complex financial and legal restructuring experience. From 2000 to 2005, Mr. Weinberg served as CEO of G-I Holdings (formerly known as GAF Corporation), leading that entity’s bankruptcy restructuring efforts, and from 1993 to 2005, he served as General Counsel and a senior executive of GAF Materials Corporation and International Specialty Chemicals, Inc., building products and specialty chemicals companies, respectively. Mr. Weinberg brings a significant amount of business experience to the Board through previously serving as an executive officer and director of other companies. In addition, Mr. Weinberg has extensive business development and complex financial and legal restructuring experience.

All of the Director Nominees are currently serving on our Board of Directors, but five of such Director Nominees were appointed by the Board of Directors, and have not been elected by stockholders, to serve on our Board of Directors until this Annual Meeting. On March 10, 2008, Ronald Lusk resigned from serving on our Board of Directors. On March 24, 2010, the Governance Committee recommended to our Board of Directors that Zachary S. Gibler, our Chief Executive Officer, be appointed to fill the vacancy created by Mr. Lusk’s resignation. On March 24, 2010, the Board of Directors appointed Mr. Gibler to serve as Chairman of our Board of Directors until this Annual Meeting and his successor has been duly elected and qualified. Further, on March 23, 2010, the Board of Directors received a letter of resignation from service on the Board of Directors from each of Richard Kelson, Bonnie Reiss, Govi Rao and Daryl Snadon. To fill the vacancies created by these resignations, Messrs. Gibler and Weinberg recommended to the Governance Committee that each of Carlos M. Gutierrez, Michael W. Kempner, Joseph C. Montana Jr. and T. Michael Moseley be appointed as members of the Board of Directors. The Governance Committee recommended to our Board of Directors that such persons be appointed to fill the vacancies on our Board of Directors and, effective March 24, 2010, the Board of Directors appointed each of Messrs. Gutierrez, Kempner, Montana and Moseley to serve on our Board of Directors until this Annual Meeting and their successors have been duly elected and qualified.

There are no family relationships between any of our directors or executive officers.

The Board of Directors recommends that you vote FOR each Director Nominee.

Board Leadership Structure and Role in Risk Oversight

Mr. Gibler, our Chairman and Chief Executive Officer, has been with us since October 2007. The Board of Directors believes that Mr. Gibler is best situated to serve as our Chairman and Chief Executive Officer because he is the director most familiar with the company’s business and industry and is most capable of efficiently and effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. The company’s independent directors bring experience, oversight and expertise from outside the company and industry, while our Chief Executive Officer brings company-specific and industry experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board of Directors, each of which is essential to effective governance.

Our Board of Directors is comprised of two independent members, and our Audit, Compensation and Governance Committees are each comprised of two independent directors. The Board of Directors believes the combined role of Chairman and Chief Executive Officer, together with the oversight of our independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Our Audit Committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management concerning the company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers the company’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing the company and the company’s general risk management strategy. In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or provide incentives to our executives and other employees to take risks that are reasonably likely to have a material adverse effect on us. While the Board oversees the company’s risk management, company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board of Directors structure supports this approach.

Meetings of the Board of Directors and Committees

The Board of Directors met 11 times in 2009. During 2009, the Audit Committee met five times, the Compensation Committee met one time, the Governance Committee met zero times, and the Executive Committee met zero times.

We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders. While a member of our Board of Directors, each director attended at least 75 percent of the total number of meetings of the Board of Directors and board committees of which he or she was a member in 2009. Seven of our then serving directors attended our last annual meeting of stockholders, which was held on October 2, 2008.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions, and our Board of Directors has established the Audit Committee, the Compensation Committee, the Governance Committee, and the Executive Committee. The members of each committee are appointed by the Board of Directors and serve until their successors are elected and qualified, unless they are earlier removed or resign.

Audit Committee

We have an Audit Committee consisting of Mr. Bachman, Chairman, and Messrs. Bell, Gutierrez, Harkleroad and Moseley. The Audit Committee has responsibility for, among other things:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting processes, our disclosure practices and the audits of our financial statements;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policy;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;

•	reviewing our annual and quarterly financial statements prior to their filing with the SEC and prior to any release of earnings;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	preparing the audit committee report required by SEC rules to be included in our annual report;

•	reviewing and approving certain related party transactions for potential conflict of interest situations on an ongoing basis;

•

determining compensation of, and reviewing the performance of, the independent accountants, appointing or terminating the independent accountants and considering and approving, in advance, any services proposed to be performed by the independent accountants; and

•	handling such other matters that are specifically delegated to the audit committee by our Board of Directors from time to time.

Each of Messrs. Bachman and Bell qualifies as an “audit committee financial expert” as defined by the SEC. Our Board of Directors has determined that two of the five members of the Audit Committee are independent under NASDAQ rules (although we are not currently listed on NASDAQ and, therefore, not subject to such rules) and SEC rules. The Audit Committee charter, as adopted by the Board of Directors, is available on our website at http://www.lsgc.com.

Compensation Committee

We have a Compensation Committee consisting of Mr. Bell, Chairman, and Messrs. Gutierrez, Harkleroad, Montana and Weinberg. The Compensation Committee has the responsibility for, among other things:

•	recommending to our Board of Directors for consideration, the compensation and benefits of our executive officers and key employees;

•	monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•	administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board of Directors concerning these matters;

•	preparing, if necessary, the compensation committee report that may be required by SEC rules to be included in our annual report;

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters; and

•	handling such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

The Compensation Committee is responsible for evaluating the performance of, and determining the compensation for, the Chief Executive Officer. The committee also approves the compensation structure for senior management in accordance with guidelines established by the committee from time to time. The committee reviews the design and structure of the company’s compensation programs to ensure that management’s interests are aligned with stockholders and that the compensation programs are aligned with the company’s strategic priorities.

The Compensation Committee also has the authority to retain and/or engage special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion, and receives funding from us to engage such advisors. The committee did not retain any special consultants or experts in 2009.

Our Board of Directors has determined that two of the five members of the Compensation Committee are independent under NASDAQ rules (although we are not currently listed on NASDAQ and, therefore, not subject to such rules). Each independent member of the Compensation Committee is a “non-employee director,” as defined in Section 16 of the Exchange Act and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee charter, as adopted by the Board of Directors, is available on our website at http://www.lsgc.com.

Executive Committee

The Executive Committee of the Board of Directors reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Our Executive Committee consists of Mr. Gibler, Chairman, and Messrs. Bell, Gutierrez, Harkleroad and Weinberg. The Executive Committee has the authority of the full Board of Directors, except for specific powers that are required by law to be exercised by the full Board of Directors. Actions taken by the Executive Committee are reported to the Board of Directors at its next meeting.

Governance Committee

See “Corporate Governance—Governance Committee” above.

The following table shows the current membership of each of the foregoing committees.

Director	Audit Committee	Compensation Committee	Executive Committee	Governance Committee
Zachary S. Gibler			Chairman
Robert E. Bachman	Chairman			X
David Bell	X	Chairman	X
Carlos M. Gutierrez	X	X	X
Donald R. Harkleroad	X	X	X	Chairman
Michael W. Kempner				X
Joseph C. Montana Jr.		X
T. Michael Moseley	X			X
Richard Weinberg		X	X	X

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Director Compensation

Directors’ compensation is determined by the Board of Directors. For the year ended December 31, 2009, each non-employee member of our Board of Directors earned director fees of $80,000. During 2009, it was our policy to compensate each non-employee member of our Board of Directors on a quarterly basis by issuing such director stock in settlement of fees payable in cash. Specifically, following each quarter, each non-employee director was issued the number of shares of common stock having a fair market value equal to one-quarter of the yearly director fee in settlement of such fee. For purposes of this calculation, the fair market value of our common stock meant, for the quarter in which such fees related, the value of one share of our common stock calculated using the average of the closing sales prices on the Pink Sheets (or such other exchange or quotation service on which the company’s common stock trades or is quoted) of such stock over the last 30 days of the quarter to which such fees related. Members of our board of directors were also eligible for participation in the Amended and Restated Equity-Based Compensation Plan.

On April 23, 2010, our Board of Directors amended our directors’ compensation. Beginning with the first quarter of 2010, each of our non-employee directors will be entitled to receive: (i) $40,000 paid in equal quarterly installments within 30 days of the end of each calendar quarter; (ii) non-qualified stock options to purchase 12,000 shares of the company’s common at an exercise price of $1.00, which options vest in equal quarterly installments at the end of each calendar quarter, beginning on the date of grant, subject to the company’s Amended and Restated Equity-Based Compensation Plan; (iii) 80,000 shares of common stock of the company, which shares will be issued immediately based on a price per share of $1.00; and (iv) compensation through the company’s “Rainmaker” program to the extent that they facilitate sales of the company’s products to certain identified customers.

The following table shows the overall compensation earned for the 2009 fiscal year with respect to each person who was a non-employee director as of December 31, 2009.

Director Compensation Table

Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Bachman	—	$80,000	—	—	—	—	$80,000
David Bell	—	$80,000	—	—	—	—	$80,000
Donald Harkleroad	—	$80,000	—	—	—	—	$80,000
Richard Kelson	—	$80,000	—	—	—	—	$80,000
Bonnie Reiss	—	$80,000	—	—	—	—	$80,000
Daryl Snadon	—	$80,000	—	—	—	—	$80,000
Richard Weinberg (2)	—	$80,000	—	—	—	—	$80,000

(1)	Each of our non-employee directors was issued 33,956 shares of our common stock on March 20, 2009 in settlement of director fees for the fourth fiscal quarter of 2008; 29,039 shares of our common stock on September 11, 2009 in settlement of director fees for the first fiscal quarter of 2009; 27,199 shares of our common stock on September 11, 2009 in settlement of director fees for the second fiscal quarter of 2009; and 26,569 shares of our common stock on November 18, 2009 in settlement of director fees for the third fiscal quarter of 2009. Each of our non-employee directors will be issued 21,882 shares of our common stock in settlement of director fees for the fourth fiscal quarter of 2009.
(2)	Mr. Weinberg serves on our Board of Directors as a designee of Pegasus Capital. Pursuant to the policies of Pegasus Capital, any fees paid to Mr. Weinberg are for the benefit of Pegasus Capital.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board of Directors and hold office until their successors are chosen and qualify. The following table sets forth the name, age and positions of each of our executive officers as of April 12, 2010:

Name	Age	Position
Zachary S. Gibler	43	Chairman and Chief Executive Officer
Khaled Haram	46	President and Chief Operating Officer
Jonathan T. Cohen	41	Vice President and Chief Accounting Officer
Frederic Maxik	49	Chief Scientific Officer

The biographies of our executive officers are as follows:

Zachary S. Gibler. Please see the biography of Mr. Gibler beginning on page 16 of this Proxy Statement.

Khaled Haram. Mr. Haram joined us as our President and Chief Operating Officer in July 2009. Prior to joining us and since March 2008, Mr. Haram has served as an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010. Prior to that, from 2006 to 2008, Mr. Haram held various positions with Handleman Company, a home entertainment category manager that serviced retailers. Most recently, Mr. Haram served Handleman Company as its Senior Vice President and Chief Financial Officer. He previously held positions of Senior Vice President, Chief Information Officer and Senior Vice President, International of Handleman Company. From 2002 to 2006, Mr. Haram served as the Chief Executive Officer of Zalia Cosmetics, a Latin-focused cosmetics company.

Jonathan T. Cohen. Mr. Cohen joined us as Vice President and Chief Accounting Officer in November 2009 and became our principal financial officer on January 31, 2010. Mr. Cohen has held senior accounting positions with both publicly-traded and privately-held companies. Immediately prior to joining us, Mr. Cohen served as controller for Innovative Solutions & Support Inc. from December 2008 until August 2009. Prior to joining Innovative Solutions & Support, from 2003 until 2008, Mr. Cohen was employed by BravoSolutions US (formally known as Verticalnet, Inc.), a provider of on-demand supply management solutions to Global 2000 companies. Mr. Cohen served as the Vice President and Chief Accounting Officer of Verticalnet Inc. from 2006 to 2008 until it was purchased by BravoSolutions US and as its Controller from 2003 to 2006. Prior to joining Verticalnet, Mr. Cohen assisted Constar International during and after its initial public offering. From 2000 until 2001, Mr. Cohen was a manager in the Deloitte & Touche Emerging Growth practice, which provided consulting services for start-up technology companies.

Frederic Maxik. Mr. Maxik served as our Chief Technology Officer from June 2004 to October 2007. He also served as a director from August 2004 to October 2007. He was appointed Chief Scientific Officer in October 2007. After graduating from Bard College with a bachelor’s degree in physics and philosophy, Mr. Maxik began his career with Sansui Electronics in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he was recruited to the position of vice president of product development for Onkyo Electronics in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik received his honorary PhD in physics from the University of Hong Kong in 1993. Effective January 2010, Mr. Maxik became an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, our largest stockholders that collectively beneficially owned 87.3% of our common stock as of April 12, 2010.

Compensation Information

Summary Compensation Table

The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2009 by: (1) each person who served as our principal executive officer during fiscal 2009 and (2) our two most highly compensated executive officers as of December 31, 2009 with compensation during fiscal 2009 of $100,000 or more (the “Named Executive Officers”).

Summary Compensation Table

Fiscal Years 2008 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)		Total ($)
Zachary S. Gibler	2009	$248,542	—	—	$698,000	—	—	—		$946,542
(Chairman and Chief Executive Officer) (3)

Govi Rao	2009	$295,677	—	—	—	—	—	—		$295,677
(Chairman and Chief Executive Officer) (4)	2008	$425,000	—	$1,037,625	$34,588	—	—	—		$1,497,213

Khaled Haram	2009	$108,278	—	—	$418,800	—	—	—		$527,078
(President and Chief Operating Officer) (5)

Frederic Maxik	2009	$250,000	—	—	$418,800	—	—	$10,800	(6)	$679,600
(Chief Scientific Officer)	2008	$250,000	—	$484,225	$207,525	—	—	—		$941,750

(1)	Reflects the grant date fair values of restricted stock and stock option awards calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”). In accordance with SEC Rules promulgated in December 2009, amounts for fiscal year 2008 have been recomputed in accordance with ASC Topic 718 to show the grant date fair value and, as applicable, assumes a fair market value of our common stock of $4.90 per share as of April 17, 2008, $5.00 per share as of May 7, 2008 and $0.41 per share as of August 21, 2010. On April 17, 2008, the company granted Messrs. Rao and Maxik stock options to purchase 12,500 and 75,000 shares of common stock, respectively. These options have an exercise price of $4.90. Subject to certain exceptions, the options vest ratably over a three-year period, beginning on April 17, 2009. On May 7, 2008, the company granted Messrs. Rao and Maxik 375,000 and 175,000 shares of restricted common stock, respectively. Subject to certain exceptions, the shares of restricted stock vest as follows: (i) 33% on the date that the company’s gross revenues from the sale of products or licensing of technology (“Recognized Revenue”) equals $50 million, (ii) an additional 34% on the date that Recognized Revenue equals $115 million, and (iii) the remaining 33% on the date that Recognized Revenue equals $150 million. Any restricted shares that have not vested prior to May 7, 2011 will automatically vest. On August 21, 2009, the company granted Mr. Gibler stock options to purchase 2,500,000 shares of common stock and Messrs. Haram and Maxik stock options to purchase 1,500,000 shares of common stock. These options have an exercise price of $1.00. Subject to certain exceptions, the options vest ratably over a four-year period, beginning on August 21, 2010.
(2)	Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.
(3)	Mr. Gibler began serving as our Chief Executive Officer on June 11, 2009.
(4)	Mr. Rao served as our Chief Executive Officer until June 11, 2009.
(5)	Mr. Haram joined us as our President and Chief Operating Officer on July 12, 2009.
(6)	Represents amounts received as a car allowance.

Employment Agreements and Other Compensation

Zachary S. Gibler

On October 4, 2007, we entered into an employment agreement with Mr. Gibler pursuant to which Mr. Gibler agreed to serve as our Chief Business Development Officer. On August 17, 2009, we entered into an employment agreement with Mr. Gibler pursuant to which he agreed to serve as our Chief Executive Officer, effective as of June 11, 2009, and such agreement superseded his prior agreement. Pursuant to this employment agreement, Mr. Gibler is entitled to an annual base salary of $275,000, a monthly car allowance of $1,200 and benefits generally available to other employees. Mr. Gibler is also eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of our performance and personal achievements. Pursuant to his employment agreement, we agreed to grant Mr. Gibler a number of shares of restricted stock and/or options to purchase shares of common stock under the Amended and Restated Equity-Based Compensation Plan, which number was to be determined at a later date. On August 21, 2009, we granted Mr. Gibler an incentive stock option to purchase 800,000 shares of our common stock and a nonqualified stock option to purchase 1,700,000 shares of our common stock. Each of the incentive stock options and nonqualified stock options has an exercise price of $1.00 per share, a term of ten years and will vest in four equal installments commencing on the first anniversary of the grant date. Mr. Gibler’s employment agreement may be terminated at any time, without severance, by Mr. Gibler voluntarily or by us with “cause.” If Mr. Gibler’s employment is terminated by us without “cause” or by Mr. Gibler for “good reason,” then he will be entitled to severance pay equal to twelve months’ base salary.

Govi Rao

On October 4, 2007, we entered into an employment agreement with Govi Rao. Pursuant to the his employment agreement, Mr. Rao agreed to serve as our Chief Executive Officer and, without additional compensation, as Chairman of our board of directors. Mr. Rao’s employment agreement has a term commencing on October 4, 2007 and continues until its termination. The agreement may be terminated, without severance, by Mr. Rao voluntarily or by us with “cause.” In the event that Mr. Rao’s employment is terminated by us without “cause” or by Mr. Rao with “good reason,” Mr. Rao would be entitled to severance pay equal to his annual base salary. Under his employment agreement, Mr. Rao is entitled to an annual base salary of $425,000 and a monthly automobile allowance of $1,500. We may also pay Mr. Rao bonuses at such times and in such amounts as our board of directors determines, and Mr. Rao is entitled to participate in the Amended and Restated Equity-Based Compensation Plan. Effective as of June 11, 2009, Mr. Rao no longer served as our Chief Executive Officer, but he continued to serve as Chairman. On August 17, 2009, we entered into a new employment agreement with Mr. Rao pursuant to which Mr. Rao agreed to serve as Chairman of our board of directors, and such agreement superseded his prior agreement. Pursuant to his new employment agreement and effective as of July 1, 2009, Mr. Rao’s annual salary was reduced to $200,000, he is no longer entitled to a monthly automobile allowance and is no longer eligible to participate in the Amended and Restated Equity-Based Compensation Plan. Mr. Rao resigned from his position as Chairman on March 24, 2010.

Khaled Haram

On July 12, 2009, we entered into an employment agreement with Mr. Haram pursuant to which Mr. Haram agreed to serve as our President and Chief Operating Officer and such arrangement is terminable at will by us. Pursuant to his employment agreement, Mr. Haram is entitled to an annual base salary of $225,000, a monthly car allowance of $1,200 and benefits generally available to other employees. We may also pay Mr. Haram bonuses at such times and in such amounts as our board of directors determines. Mr. Haram is also entitled to participate in the Amended and Restated Equity-Based Compensation Plan and is eligible to participate in a bonus plan of up to 40% of his base salary based upon a combination of the company’s performance and personal achievements. If Mr. Haram’s employment is terminated by us without “cause” and, other than by his own will, he does not return to employment with Pegasus Capital or any of its affiliates for a six-month period following the termination of his employment with us, then Mr. Haram will be entitled to severance pay from us equal to six months’ base salary. If Mr. Haram’s employment is terminated due to a change of control of us, then Mr. Haram will instead be entitled to severance pay equal to one year’s base salary. On August 21, 2009, we granted Mr. Haram an incentive stock option to purchase 800,000 shares of our common stock and a nonqualified stock option to purchase 700,000 shares of our common stock. Each of the incentive stock options and nonqualified stock options has an exercise price of $1.00 per share, a term of ten years and will vest in four equal installments commencing on the first anniversary of the grant date.

Frederic Maxik

On October 4, 2007, we entered into an employment agreement with Mr. Maxik, pursuant to which Mr. Maxik agreed to serve as our Chief Scientific Officer. Mr. Maxik’s employment agreement has a term commencing on October 4, 2007 and continues until October 4, 2012. It may be terminated at any time, without severance, by Mr. Maxik voluntarily or by us with “cause.” In the event that Mr. Maxik’s employment is terminated by us without “cause” or by Mr. Maxik with “good reason,” Mr. Maxik would be entitled to severance pay equal to his annual base salary. Under his employment agreement, Mr. Maxik is entitled to an annual base salary of $250,000. We may also pay Mr. Maxik bonuses at such times and in such amounts as our board of directors determines, and Mr. Maxik is entitled to participate in the Amended and Restated Equity-Based Compensation Plan. On August 21, 2009, we granted Mr. Maxik an incentive stock option to purchase 800,000 shares of our common stock and a nonqualified stock option to purchase 700,000 shares of our common stock. Each of the incentive stock options and nonqualified stock options has an exercise price of $1.00 per share, a term of ten years and will vest in four equal, annual installments commencing on the first anniversary of the grant date.

Jonathan T. Cohen

On October 27, 2009, we entered into an employment agreement with Mr. Cohen pursuant to which Mr. Cohen agreed to serve as our Vice President and Chief Accounting Officer, effective November 2, 2009. Our employment arrangement with Mr. Cohen is terminable at will by us. Pursuant to his employment agreement, Mr. Cohen is entitled to an annual salary of $165,000 and benefits generally available to other employees. We may also pay Mr. Cohen bonuses at such times and in such amounts as our board of directors determines. Mr. Cohen is entitled to participate in the Amended and Restated Equity-Based Compensation Plan and is eligible to participate in a bonus plan of up to 30% of his base salary based upon a combination of our performance and personal achievements. Mr. Cohen’s employment agreement provides that he is also entitled to a relocation bonus of $30,000 at the time of relocation but Mr. Cohen would be required to reimburse us for such bonus if we terminate him for cause or he voluntarily terminates his employment prior to November 2, 2011. If Mr. Cohen’s employment is terminated by us without “cause,” then Mr. Cohen will be entitled to severance pay equal to four weeks’ base salary. If Mr. Cohen voluntarily resigns or is terminated by us for “cause,” then he will not be entitled to severance pay. Pursuant to Mr. Cohen’s employment agreement, we granted Mr. Cohen an incentive stock option to purchase 100,000 shares of our common stock on August 21, 2009. On March 22, 2010, we granted Mr. Cohen an additional incentive stock option to purchase 100,000 shares of our common stock. Each incentive stock option has an exercise price of $1.00 per share, a term of ten years and will vest in four equal installments commencing on the first anniversary of each of the grant dates.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards held by each of our Named Executive Officers that were outstanding as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year End Table

Fiscal Year 2009

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zachary S. Gibler	25,000 —	(2)	50,000 2,500,000	(3) (5)	— —	$ $	4.90 1.00	4/17/2013 8/21/2019	62,500	(4)	$50,000	—	—

Govi Rao	4,166	(2)	8,334	(6)	—		$4.90	4/17/2013	375,000	(4)	$300,000	—	—

Khaled Haram	—		1,500,000	(7)	—		$1.00	8/21/2019	—		—	—	—

Frederic Maxik	25,000 —	(2)	50,000 1,500,000	(3) (7)	— —	$ $	4.90 1.00	4/17/2013 8/21/2019	175,000	(4)	$140,000	—	—

(1)	Assumes a market value of $0.80 per share of common stock, as reported on the pink sheets by Pink OTC Markets Inc. on December 31, 2009.
(2)	These options were granted on April 17, 2008 and vested on April 17, 2009.
(3)	These options were granted on April 17, 2008. 25,000 of these options will vest on each of April 17, 2010 and April 17, 2011.
(4)	Mr. Gibler, Mr. Rao and Mr. Maxik were awarded 62,500, 375,000 and 175,000 shares of restricted stock, respectively, on May 7, 2008. As long as they remain employed by us, their shares of restricted stock vest as follows: (i) 33% vest on the date that our gross revenues from the sale of products or licensing of technology (“Recognized Revenue”) equals $50 million, (ii) an additional 34% of the shares vest on the date that our Recognized Revenue equals $115 million, and (iii) the remaining 33% of the shares vest on the date that our Recognized Revenue equals $150 million. Any restricted shares that have not vested prior to May 7, 2011 will automatically vest.
(5)	These options were granted on August 21, 2009. 625,000 of these options will vest on each of August 21, 2010, August 21, 2011, August 21, 2012 and August 21, 2013.
(6)	These options were granted on April 17, 2008. 4,167 of these options will vest on each of April 17, 2010 and April 17, 2011.
(7)	These options were granted on August 21, 2009. 375,000 of these options will vest on each of August 21, 2010, August 21, 2011, August 21, 2012 and August 21, 2013.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO

AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

In August 2009, the Board of Directors adopted and recommended for stockholder approval the Amendment to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Amendment”). If approved the Amendment will (1) increase the number of shares of Lighting Science Group common stock authorized under the Plan from 5,000,000 shares to 20,000,000 shares and (2) increase the number of shares of common stock that any Covered Employee (as defined in the Plan) may receive in any fiscal year from 500,000 shares to 2,500,000 shares.

Equity compensation is an integral component of the company’s compensation program as it permits the company to attract and retain the services of key employees, directors and consultants by providing a means by which they can acquire and maintain stock ownership, or awards, aligning their interests with those of the stockholders. Accordingly, the Plan primarily grants incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, phantom stock awards or any combination of the foregoing. The Plan and the 2008 Employee Stock Purchase Program are the only equity-based plans maintained by Lighting Science Group. Under the Plan, on April 12, 2010, there were options outstanding exercisable into 9,356,501 shares of our common stock and 675,833 unvested shares of restricted stock.

It is the judgment of the Board of Directors of the company that the Amendment is in the best interest of the company and its stockholders. In the event stockholder approval of the Amendment is not obtained by August 21, 2010, (1) the additional shares added to the Plan pursuant to the Amendment will not be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) shares received by a Covered Employee in any fiscal year in excess of 500,000 shares will not be “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

The following is a description of the Plan as amended by the Amendment. This description is qualified in its entirety by reference to the actual text of the Plan, which is attached to this proxy statement as Appendix A, and the Amendment, which is attached to this proxy statement as Appendix B.

Description of the Plan

General. The purpose of the Plan is to provide a means for us to: (i) attract, motivate, retain, and reward high quality executives and other employees, officers, directors, consultants, and other persons who provide services to the company; (ii) provide a means by which those persons can acquire and maintain a proprietary interest in the company, thereby strengthening their commitment to the welfare of the company and their desire to remain in its employ; and (iii) provide those persons with incentive and reward opportunities designed to enhance the profitable growth of the company. The company is offering stock options, stock appreciation rights, restricted stock, phantom stock, dividend equivalents, other stock based awards, and performance or annual incentive awards (payable in cash or shares of the company’s common stock) to eligible individuals pursuant to grants under the Plan. The Plan will remain in effect until the date no shares of common stock of the company remain available for issuance under the Plan, or if earlier, the date the Plan is terminated by the Board of Directors.

Administration. Unless otherwise determined by the Board of Directors in accordance with the provisions of the Plan, the Compensation Committee administers the Plan other than with respect to director compensation, which is administered by the Governance Committee (the Compensation Committee and the Governance Committee, in such capacity, referred to as the “Committee”). Subject to the terms of the Plan, the Committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and all matters relating to awards, specify times at which awards will be exercisable or settleable (including performance conditions that may be required), prescribe forms of award agreements, establish performance goals or certify the extent of their achievement, interpret and specify rules and regulations relating to the administration of the Plan, and make all other determinations that may be necessary or advisable to administer the Plan.

Eligibility. Any employee (including an employee who is also a director or an officer), outside director of the company, or other person providing services to the company, is eligible to participate in the Plan; provided that only employees of the company shall be eligible to receive incentive stock options. The Committee, upon its own action, may grant, but shall not be required to grant, an award to any employee, outside director, or service provider. Awards may be granted by the Committee at any time and from time to time to new participants, or to some or all of the existing participants, and may include or exclude previous participants, as the Committee shall determine. Except as required by the Plan, awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation, determinations of which individuals, if any, are to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, including terms requiring forfeiture in the event of termination of employment) need not be uniform and may be made by it selectively among participants who receive, or are eligible to receive, awards under the Plan. As of April 12, the company had approximately 148 employees, eight outside directors, and five consultants who would be eligible under the Plan.

Number of Shares Available for Awards. Prior to the Amendment, subject to certain adjustments, the maximum number of shares of common stock that could be delivered pursuant to awards granted under the Plan was 5,000,000 shares, 100% of which could be granted as incentive stock options. The maximum number of shares subject to awards under the Plan that could be granted to a Covered Employee (as defined in the Plan) was 500,000 in any fiscal year and in the case of awards the value of which is not directly related to the value of the common stock, the maximum value of the payments was $500,000. The Amendment increases the maximum number of shares available from 5,000,000 to 20,000,000 and increases the maximum number of shares that may be granted to a Covered Employee from 500,000 to 2,500,000 in any fiscal year. Shares to be issued may be made available from authorized but unissued common stock, common stock held by the company in its treasury, or previously issued shares of common stock reacquired by the company, including common stock purchased on the open market or otherwise. In the event stockholder approval of the Amendment is not obtained by August 21, 2010, (1) the additional shares added to the Plan pursuant to the Amendment will not be available for grant as incentive stock options within the meaning of Section 422 of the Code and (2) shares received by a Covered Employee in any fiscal year in excess of 500,000 shares will not be “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

Financial Effects of Awards; Settlement of Awards. The company will receive no monetary consideration for the granting of awards under the Plan, unless otherwise provided when granting such awards. The company will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their stock options and the company will receive no monetary consideration upon the exercise of stock appreciation rights. Awards may be settled in such forms as the Committee may determine, including without limitation cash, shares of common stock, other awards, or other property, and shall be made in a single payment or transfer. The settlement of any award may be accelerated, and cash paid in lieu of common stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, provided such acceleration would not cause such award to violate the requirements of Section 409A of the Code. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that the participant’s payroll or a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. The Committee may grant awards in exchange for other awards granted under the Plan and other rights to payment from the company, and may grant awards in addition to and in tandem with such awards, rights, or other awards.

Vesting; Forfeiture. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested. The Committee may impose on any award at the time of grant, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Stock Options. The Committee is authorized to grant non-qualified stock options and incentive stock options (“ISOs”) qualifying under Section 422 of the Code. The exercise price per share subject of an option is determined by the Committee. However, the per share exercise price of an option cannot be less than 100% of the fair market value of a share of common stock on the date of grant. If an ISO is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of Lighting Science Group (or any majority-owned subsidiary), the per share exercise price of the ISO must be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each option at the time of the grant. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that no option may have a term exceeding 10 years from the date of grant (or such shorter term as may be required in respect of an ISO under Section 422 of the Code). In addition, ISOs may not be granted more than 10 years after the earlier of the adoption of the Plan or the approval of the Plan by the company’s stockholders.

Stock Appreciation Rights (“SARs”). The Committee is authorized to grant SARs as a stand alone awards (referred to as “freestanding SARs”) or in conjunction with stock options granted under the Plan (referred to as “tandem SARs”). Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant, payable in either cash or shares of common stock, or in the case of a “Limited SAR,” the fair market value determined by reference to the “Change in Control Price” (as defined in the Plan) over the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of common stock will be delivered, or whether a SAR will be in tandem or in combination with any other award.

Restricted Stock. The Committee is authorized to grant restricted stock to participants. Restricted stock consists of shares of common stock that may not be sold, transferred, pledged or assigned, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the company, the passage of time or other restrictions or conditions. The Committee may require or permit a participant to elect that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the Plan. Unless otherwise determined by the Committee, shares distributed in connection with a stock split or stock dividend from restricted stock shall be subject to the restrictions and a risk of forfeiture to the same extent as the restricted stock. In the event of a “Change in Control” (as defined in the Plan), all restricted stock granted pursuant to the Plan shall fully vest and all restrictions applicable to such restricted stock shall terminate.

Phantom Stock. The Committee is authorized to grant phantom stock to participants. Phantom stock constitutes a right to receive shares of common stock, cash, or a combination thereof at the end of a specified vesting period, as determined by the Committee. The phantom stock shall be subject to restrictions and may be forfeited in the event of certain terminations of employment or service occurring prior to the end of such vesting period specified by the Committee. The Committee, in its sole discretion, may waive in whole or in part the forfeiture conditions relating to such phantom stock.

Dividend Equivalents. The Committee is authorized to grant dividend equivalents in connection with other awards granted under the Plan or as a separate award, conferring on participants the right to receive cash, shares of common stock, or a combination thereof equal in value to dividends paid on a specific number of shares of common stock. Dividend equivalents credited to the holder of such rights may be paid currently or may be deemed to be reinvested in additional shares of phantom stock (which may thereafter accrue additional dividend equivalents). Dividend equivalents may be settled in cash or shares of common stock. Except for dividend equivalents deemed reinvested in phantom stock, dividend equivalents shall be paid or distributed no later than the 15th day of the third month following the fiscal year in which the Board of Directors declare the dividend.

Other Stock Based Awards. The Committee is authorized to grant other stock-based awards under the Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock, on such terms and conditions as the Committee may determine. Such other stock-based awards may be granted for no consideration, minimum consideration as may be required by applicable law, or for such other consideration as the Committee shall determine.

Performance Awards and Annual Incentive Awards. The Committee is authorized to grant performance awards and incentive awards under the Plan, on which the right of a participant to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, may be subject to such performance conditions during a specified period as may be specified by the Committee. Performance and incentive awards may be settled in cash, shares of common stock, or any combination thereof. The Committee will determine award terms, including the required performance goals, the corresponding amounts payable upon achievement of such performance goals, termination and forfeiture provisions and the form of settlement (including, maximum or minimum settlement values), so long as such provisions are not inconsistent with the terms of the Plan. To the extent the company determines that Section 162(m) of the Code shall apply to a performance award granted under the Plan, it is the intent of the company that performance awards and incentive awards constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder. Accordingly, performance goals shall be objective and otherwise meet the requirements of Section 162(m). In certain circumstances, the Committee may, in its discretion, modify the performance measures or objectives and/or the performance period. In addition, the Committee, in its discretion may reduce the amount of a settlement of a performance or incentive award, but may not increase the amount payable to a participant, unless such award is not intended to qualify under Section 162(m) of the Code. To the extent an award is subject to Section 409A of the Code, such award shall be in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance thereunder.

Performance Goals. Awards of restricted stock, phantom stock, performance awards, incentive awards, and other awards (whether relating to cash or shares of common stock) under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, which may consist of one or more or any combination of the following criteria (“Performance Criteria”): earnings per share; increase in revenues; increase in cash flow return; return on net assets; return on assets; return on investment; return on capital or return on equity; economic value added; operating margin or contribution margin; net income; pretax earnings; pretax earnings before interest, depreciation, and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating income; total stockholder return; and debt reduction. Any Performance Criteria (except for the total stockholder return and earnings per share criteria) may be used to measure the performance of the company as a whole or any business unit of the company and may be measured relative to a peer group or index. The grant, exercise, and/or settlement of performance awards may also be contingent upon individual performance goals established by the Committee, and if required for compliance with Section 162(m) of the Code, such criteria shall be approved by the stockholders of the company.

Amendment and Discontinuance. The Board of Directors may, without the consent of the stockholders or participants, alter, amend, suspend, discontinue, or terminate the Plan or the Committee’s (defined below) authority to grant awards under the Plan; provided, however, any amendment or alternation to the Plan shall be subject to the approval of the company’s stockholders not later than the annual meeting next following such Board of Directors’ action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may be then listed or quoted. No such amendment or alteration will materially and adversely affect any rights of participants or obligations of the company to participants with respect to any award granted under the Plan without the consent of the affected participant.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and the treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, phantom stock, and certain types of restricted stock are subject to Section 409A of the Code. Any award which constitutes deferred compensation under Section 409A of the Code shall not have the time or schedule of any payment thereunder accelerated, except as permitted under the guidance issued under Section 409A of the Code.

Incentive Stock Options. In general, a participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the common stock over $100,000 will be treated as non-qualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were non-qualified stock options. In addition to the foregoing, if the fair market value of the common stock received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any common stock acquired by exercise of an ISO will depend upon whether the participant disposes of such common stock prior to two years after the date the ISO was granted or one year after the common stock was transferred to the participant (referred to as the “Required Holding Period”). If a participant disposes of common stock acquired by exercise of an ISO after the expiration of the Required Holding Period, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock.

If the participant disposes of common stock acquired by exercise of an ISO prior to the expiration of the Required Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the common stock is greater than the fair market value of the common stock on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common stock will be treated as capital gain (short-term or long-term capital gain depending on how long the participant has held the shares). However, if the price received for common stock acquired by exercise of an ISO is less than the fair market value of the common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the participant’s basis in the common stock.

Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for common stock acquired under a non-qualified stock option will be equal to the exercise price paid for such common stock, plus any amounts included in the participant’s income as compensation upon exercise. When a participant disposes of common stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such stock will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock. If the amount received is less than the participant’s tax basis for such stock, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the stock. The capital gain or loss will be long-term gain or loss if the participant has held the common stock for more than one year prior to the date of the sale.

If a participant pays the exercise price of a non-qualified stock option with previously-owned shares of common stock and the transaction is not a disqualifying disposition of common stock previously acquired under an ISO, the common stock received equal to the number of shares of common stock surrendered is treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the common stock received will be equal to the participant’s tax basis and holding period for the common stock surrendered. The common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in such common stock will be equal to its fair market value on the date of exercise, and the participant’s holding period for such stock will begin on the date of exercise.

If the use of previously acquired common stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of common stock previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common stock surrendered, determined at the time such common stock was originally acquired on exercise of the ISO, over the aggregate exercise price paid for such common stock. As discussed above, a disqualifying disposition of common stock previously acquired under an ISO occurs when the participant disposes of such stock before the end of the Required Holding Period. The other tax results from paying the exercise price with previously-owned stock are as described above, except that the participant’s tax basis in the common stock that is treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of common stock granted as restricted stock at such time as the shares of common stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares of common stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to recognize ordinary income on the date of transfer of the shares of common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares of common stock) over the purchase price, if any, of such shares. If a participant does not make an election under

Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of common stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives freestanding SARs will not recognize taxable income at the time the freestanding SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If an employee receives the appreciation inherent in the SARs in common stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the recipient at the time it is received. In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of SARs. However, upon the exercise of a SAR, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of performance awards, phantom awards, dividend equivalents, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the company will have the right to require that, as a condition to delivery of any certificate for common stock, the participant remit to the company an amount sufficient to satisfy the withholding requirements. Alternatively, the company may withhold a portion of the common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in any common stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the company who, on the last day of the taxable year, either is the company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent the company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the Plan, the company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the Plan are accelerated as a result of a “Change in Control” and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the company of a compensation deduction.

Vote Required

The proposal to approve the Amendment to the Plan requires the affirmative vote of the holders of a majority of the voting securities present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting. All members of the Board of Directors are eligible for awards under the Plan and thus have a personal interest in the approval of the Plan.

In the absence of stockholder approval, the Plan will continue to remain valid and available for use, and the increase by the Amendment in the overall number of shares available for delivery and the number of shares that may be granted to a Covered Employee will remain effective. However, without stockholder approval, the company will not be able to grant ISOs that qualify under Section 422 of the Code with respect to the additional shares made available for delivery by the Amendment and shares received by a Covered Employee in any fiscal year in excess of 500,000 shares will not be “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

New Plan Benefits

The following table provides information with respect to stock options awarded to certain persons and groups of persons pursuant to the Plan, as amended by the Amendment.

Name and Principal Position	Number of Shares of Common Stock Underlying Qualified Options Granted	Number of Shares of Common Stock Underlying Nonqualified Options Granted
Zachary S. Gibler (Chairman and Chief Executive Officer) (1)	800,000	1,700,000
Govi Rao (Chairman and Chief Executive Officer)	- 0 -	- 0 -
Khaled Haram (President and Chief Operating Officer) (1)	800,000	700,000
Frederic Maxik (Chief Scientific Officer) (1)	800,000	700,000
Executive Group	2,500,000	3,200,000
Non-Executive Director Group	- 0 -	- 0 -
Non-Executive Officer Employee Group	6,056,500	1,300,000

(1)	See the section entitled “Executive Compensation: Compensation Information—Employment Agreements and Other Compensation” for a description of the terms of the grants made to each of Messrs. Gibler, Haram and Maxik.

The Board of Directors recommends a vote FOR approval of the Amendment to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter adopted, and annually reviewed, by the Board of Directors. The Board of Directors has determined that each of the five members of the Audit Committee is independent under the listing standards of the NASDAQ and the SEC’s standards applicable to the independence of audit committees except Messrs. Bell, Gutierrez and Moseley.

The Audit Committee reviews the company’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. McGladrey & Pullen, LLP, the company’s independent registered public accounting firm, is responsible for the integrated audit of the consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures.

In this context, the Audit Committee reviewed and discussed the consolidated financial statements with management and McGladrey & Pullen, LLP. The Audit Committee also discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

McGladrey & Pullen, LLP provided the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with McGladrey & Pullen, LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited consolidated financial statements in Lighting Science Group’s Annual Report on Form 10-K for the year ended December 31, 2009.

AUDIT COMMITTEE

Robert E. Bachman, Chairman

David Bell

Carlos M. Gutierrez

Donald R. Harkleroad

T. Michael Moseley

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

We appointed McGladrey & Pullen, LLP as our auditors on January 29, 2009. Turner, Stone & Company, L.L.P. served as our independent registered public accounting firm prior to that date.

The following is a summary of the fees billed to us by Turner, Stone & Company, L.L.P. and McGladrey & Pullen, LLP for professional services rendered in 2008 and 2009:

	Turner, Stone & Company, L.L.P.	McGladrey & Pullen, LLP
	2008	2008	2009
Audit Fees	$96,000	$233,000	$413,490
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	$96,000	$233,000	$413,490

Audit Fees. Audit fees consist of fees billed by Turner, Stone & Company, L.L.P. and McGladrey & Pullen, LLP related to the audit of our consolidated financial statements, the audit of subsidiary financial statements, reviews of our interim financial statements, and consents related to SEC registration statements.

Audit-Related Fees. We did not engaged Turner, Stone & Company, L.L.P. or McGladrey & Pullen, LLP for any audit-related services during 2008 or 2009.

Tax Fees. We did not engaged Turner, Stone & Company, L.L.P. or McGladrey & Pullen, LLP for tax compliance, advisory or planning services during 2008 or 2009.

All Other Fees. We did not engaged Turner, Stone & Company, L.L.P. or McGladrey & Pullen, LLP for any non-audit services during 2008 or 2009.

Approval of Independent Registered Public Accounting Firm Services and Fees

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by McGladrey & Pullen, LLP in 2009 were pre-approved by the Audit Committee.

Arrangements have been made for a representative of McGladrey & Pullen, LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and he or she will be available to respond to appropriate stockholders questions.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the Corporate Secretary of Lighting Science Group at Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937. The proposal must be received no later than January 3, 2011, upon which date such stockholder proposal will be considered untimely.

A copy of Lighting Science Group’s 2009 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Lighting Science Group Corporation, Attention: Investor Relations, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937.

Appendix A

LIGHTING SCIENCE GROUP CORPORATION

AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

(Effective as of September 11, 2008)

A-i

ii

LIGHTING SCIENCE GROUP CORPORATION

AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

Section 1. Purpose.

The purpose of the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Plan”) is to provide a means through which Lighting Science Group Corporation, a Delaware corporation, and any successor thereto (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company’s stock, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of this Plan is to provide such employees and directors with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Restricted Stock Awards, Stock Appreciation Rights, Phantom Stock Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein. Effective as of September 11, 2008, this Plan amends and restates in its entirety the Lighting Science Group Corporation 2005 Equity-Based Compensation Plan, which was approved by the Company’s stockholders effective as of September 1, 2005.

Section 2. Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Phantom Stock Award, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c) “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(g) “Change in Control” means the first to occur after the date this Plan is adopted by the Board of any of the following events:

(i) The acquisition or the completion of a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of section 13(d)3 or 14(d)(2) of the Exchange Act) (each, a “Person”), of 35% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members constituting the Board prior to the date of the appointment or election; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2(g), in the event an Award issued under the Plan is subject to section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under section 409A of the Code and the regulations or other guidance issued thereunder.

(h) “Change in Control Price” means the amount calculated in accordance with Section 9 of this Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means the Compensation Committee of the Board or a committee of two or more directors designated by the Board to administer this Plan or portions hereof; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” as defined under section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code, and (iii) “independent” under any applicable listing requirements. Notwithstanding anything to the contrary herein, the Board shall have the authority to designate a separate committee of two or more directors to administer and grant awards under this Plan to members of the Board, and in the event such separate committee has been designated, any references to “Committee” contained herein shall be deemed to include such separate committee.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

(l) “Disability” means, as determined by the Board in its sole discretion exercised in good faith, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he performed before such impairment or the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant’s employment or participation as a member of the Board. Notwithstanding the foregoing provisions of this Section 2(l), in the event an Award issued under the Plan is subject to section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under section 409A of the Code and the regulations or other guidance issued thereunder.

(m) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock.

(n) “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan (however, in the case of ISOs, only to the extent permitted under applicable law).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(q) “Fair Market Value” means, for a particular day:

(i) if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph

(ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv) if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefore are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v) if shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefore are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

For all purposes hereunder, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse, and without regard to any control premiums or discounts, or that such shares of Stock would represent a minority interest in the Company. Notwithstanding anything to the contrary contained in this Plan or in any applicable Award agreement, as of any particular day, Fair Market Value shall be determined, for purposes of Incentive Stock Option grants, in accordance with the requirements of section 422 of the Code (and the regulations issued thereunder), and for purposes of grants of any Awards intended to be in compliance with section 409A of the Code, in accordance with section 409A of the Code and Section 1.409A-1(b)(5)(iv) of the regulations issued thereunder or any successor provisions thereto.

(r) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(s) “Limited SAR” means a right granted to a Participant under Section 6(g) hereof.

(t) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

(u) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(o) hereof.

(v) “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(w) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive a cash payment or Stock based upon performance criteria specified by the Committee.

(x) “Phantom Stock” means a right, granted to a Participant under Section 6(l) hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.

(y) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of regulation 1.162-27 under section 162(m) of the Code, and “independent” within the meaning of any applicable listing requirements.

(z) “Restricted Stock” means Stock granted to a Participant under Section 6(k) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(bb) “Rule 701” means Rule 701, promulgated by the Securities and Exchange Commission under the Securities Act, as from time to time in effect and applicable to the Plan and Participants.

(cc) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(dd) “Stock” means the Company’s Common Stock, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(f) hereof.

(ff) “Subsidiary” means (i) any corporation in which the Company owns, directly or indirectly, stock possessing more than 50% of the total combined voting power of all classes of stock entitled to vote of such corporation or more than 50% of the total value of shares of all classes of stock of such corporation, and (ii) any other business organization, regardless of form, in which the Company possesses, directly or indirectly, more than 50% of the total combined equity interests of such organization.

Section 3. Administration.

(a) Authority of the Committee

This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock or any combination thereof that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Option that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; (ix) subject to ratification by the Board, terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final, binding and conclusive on all persons.

(b) Manner of Exercise of Committee Authority

At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c) Limitation of Liability

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Section 4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery

Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, from inception, is 5,000,000, 100% of which may be granted as Incentive Stock Options.

(b) Application of Limitation to Grants of Awards

No Award may be granted if (i)(A) the number of shares of Stock to be delivered in connection with such Award or, (B) in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates exceeds (ii) the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards

Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d) Stock Offered

The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board or the Committee may determine from time to time at its sole option.

Section 5. Eligibility; Per Person Award Limitations.

Awards may be granted under this Plan only to Eligible Persons. In each fiscal year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards relating to more than 500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and in the case of Awards the value of which is not directly related to the value of the Stock, Awards the value of which at the time of payment exceeds $500,000.

Section 6. Specific Terms of Awards.

(a) Grant of Awards; Performance-Based Compensation; Section 409A

Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award. The Committee shall retain full power and discretion to accelerate, waive, amend or modify, at any time, any term or condition of an Award or an Award agreement that is not mandatory under this Plan; provided, that, notwithstanding anything to the contrary contained in the Plan:

(i) To the extent that the Committee determines on the grant date that an Award shall qualify as “other performance-based compensation” for purposes of section 162(m) of the Code, the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to fail to qualify as “other performance-based compensation”; and

(ii) It is intended that all Awards be exempt from the application of section 409A of the Code. Accordingly, the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to become subject to section 409A of the Code.

(b) Options

The Committee is authorized to grant Options to Participants on the terms and conditions set forth in Sections 6(c), (d) and (e) hereof.

(c) Exercise Price

Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock on the date of grant of the Option or in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary 110% of the Fair Market Value per share of the Stock on the date of grant.

(d) Time and Method of Exercise

The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(k). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of such of exercise in accordance with the applicable law.

(e) ISOs

The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of section 422 of the Code)) of the Company or a parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(f) Stock Appreciation Rights

The Committee is authorized to grant SARs to Participants on the terms and conditions set forth in Sections 6(g), (h), (i) and (j) hereof.

(g) Right to Payment

An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 2(h) hereof) over (ii) the Fair Market Value of one share of Stock on the date of grant.

(h) Rights Related to Options

A Stock Appreciation Right granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(h)(ii). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(i) A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(ii) Upon the exercise of a Stock Appreciation Right related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

1. the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

2. the number of shares as to which that Stock Appreciation Right has been exercised.

(i) Right Without Option

A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right, which Award agreement shall comply with the following provisions:

(i) Each Award agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

(ii) Each Award agreement shall state the time or periods in which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time or period.

(iii) Each Award agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

(iv) Each Stock Appreciation Right shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(a) the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

(b) the number of shares as to which the Stock Appreciation Right has been exercised.

(j) Terms

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs, which may only be exercised in connection with a Change in Control or other event as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(j), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(k) Restricted Stock

The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions

Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture

Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock

Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits

As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(l) Phantom Stock

The Committee is authorized to grant Phantom Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified vesting period, subject to the following terms and conditions:

(i)	Vesting and Settlement

A Participant shall vest in an Award of Phantom Stock upon expiration of the vesting period specified by the Committee, which vesting conditions may be based on the achievement of performance goals and/or future service requirements. As soon as reasonably practicable after the lapse of the vesting period and before the later of (x) the end of the calendar year which includes the date on which the vesting period lapsed and (y) the 15th day of the third calendar month following the date on which the vesting period lapsed, the Company shall deliver Stock or cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Phantom Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture

Upon termination of employment during the applicable vesting period (as provided in the Award agreement evidencing the Phantom Stock), all Phantom Stock that is at that time subject to vesting shall be forfeited; provided that, subject to Sections 6(a)(ii) and 6(a)(iii), the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.

(iii) Dividend Equivalents

At the date of grant, the Committee shall specify that Dividend Equivalents, if any, on the specified number of shares of Stock covered by an Award of Phantom Stock be either (A) paid with respect to such Phantom Stock on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically deemed reinvested in additional Phantom Stock covered by the Award.

(m) Bonus Stock and Awards in Lieu of Obligations

The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements; provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act and from coverage under section 409A of the Code. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(n) Dividend Equivalents

The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except Dividend Equivalents deemed reinvested in Phantom Stock pursuant to Section 6(l)(iii), Dividend Equivalents shall be paid or distributed no later than the 15th day of the third month following the fiscal year in which the Board declares the dividend.

(o) Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock and Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards; provided, that any Award granted under this Section 6(o) shall satisfy the requirements for exemption from the application of section 409A of the Code, and the Board and the Committee shall not exercise any discretion to accelerate, waive, amend or modify any term or condition of such Award or Award agreement that would cause such Award to become subject to section 409A of the Code. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(o) shall be purchased for such consideration (which shall not be less than Fair Market Value), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(o).

Section 7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Phantom Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.

(b) Term of Awards

The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c) Form and Timing of Payment under Awards

Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and shall be made in a single payment or transfer. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), provided such acceleration would not cause such Award to violate the requirements of section 409A of the Code. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d) Exemptions from Section 16(b) Liability

It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b).

(e) Non-Competition Agreement

Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

Section 8. Performance and Annual Incentive Awards.

(a) Performance Conditions

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees

If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally

The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or contribution margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (9) total stockholder return; (10) debt reduction; and (11) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

(iii) Individual Performance Criteria

The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iv) Performance Period; Timing for Establishing Performance Goals

Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period (the Performance Period”) of at least 12 months and up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(v) Performance Award Pool

The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) and (iii) hereof during the Performance Period, as specified by the Committee in accordance with Section 8(b)(iv) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(vi) Settlement of Performance Awards; Other Terms

After the end of each Performance Period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the date on which the Performance Period has lapsed and the Committee has made a determination under clause (A) or (B) above, and before the later of (x) the end of the calendar year which includes the date on which the Performance Period has lapsed and the Committee has made such determination and (y) the 15th day of the third calendar month following the date on which the Performance Period has lapsed and the Committee has made such determination, the Company shall deliver to each Participant Stock or cash equal to the Participant’s Performance Award, if any. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees

If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool

The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given Performance Period, as specified by the Committee in accordance with Section 8(b)(iv) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards

Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards

After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. As soon as reasonably practicable after the date on which the fiscal year has ended and the Committee has made a determination under Clause (A) or (B) above, and before the later of (x) the end of the calendar year which includes the date on which the fiscal year has ended and the Committee has made such determination and (y) the 15th day of the third calendar month following the date on which the fiscal year has ended and the Committee has made such determination, the Company shall deliver to each Participant Stock or cash equal to the Participant’s Annual Incentive Award, if any. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder.

The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 9. Recapitalization or Reorganization.

(a) Existence of Plans and Awards

The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares

The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Participant such a notice.

(iv) Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Restructuring

If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control the Committee, shall fully accelerate the forfeiture provisions associated with all outstanding Awards and, acting in its sole discretion without the consent or approval of any holder, effect one of the following alternatives with respect to Options: (1) accelerate the time at which all Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and all rights of holders thereunder shall terminate, (2) require the mandatory surrender to the Company of all of the outstanding Options held by such holders (irrespective of whether such Options are then exercisable under the provisions of this Plan) as of a date, before such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(d) (the “Change in Control Price”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) allow for the conversion of Options into options to purchase a security of a successor to the Company.

(d) Change in Control Price

The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of the same class of Stock of the Company in any such merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of the same class of Stock of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(d) or Section 9(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Non-Option Awards

In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(f) Additional Issuances

Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(g) Restricted Stock Awards

Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards outstanding at the time a Change in Control as described in Section 2(g) occurs, all Stock awarded to the holder pursuant to a Restricted Stock Award shall fully vest and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.

Section 10. General Provisions.

(a) Transferability

(i)	Permitted Transferees

The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Award or authorize all or a portion of such Awards to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii) Domestic Relations Orders

An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers

Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer

Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the

Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)	Procedures and Restrictions

Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefore in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short-swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi) Registration

To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b) Taxes

The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c) Changes to this Plan and Awards

The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d) Limitation on Rights Conferred under Plan

Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e) Unfunded Status of Awards

This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f) Nonexclusivity of this Plan

Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g) Payments in the Event of Forfeitures; Fractional Shares

Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration to the Company in exchange for such Award, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Severability

If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i) Compliance with Legal and Exchange Requirements.

The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Stock issuable thereunder) (i) that shall lapse because of such postponement or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.

(j) Governing Law

All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any choice of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(k) Conditions to Delivery of Stock

Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Phantom Stock Award payable in Stock, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award or Phantom Stock Award payable in Stock, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(l) Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

(m) Plan Effective Date

This Plan has been adopted by the Board effective as of September 11, 2008.

Appendix B

AMENDMENT TO THE

LIGHTING SCIENCE GROUP CORPORATION

AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN

This AMENDMENT TO THE LIGHTING SCIENCE GROUP CORPORATION AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN (this “Amendment”), dated as of 21 August 2009, is made and entered into by Lighting Science Group Corporation, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Plan”).

RECITALS

WHEREAS, Section 10(c) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time, provided that any amendment to increase the share limitation shall be subject to the approval of the Company’s stockholders;

WHEREAS, the Board desires to amend the Plan, subject to stockholder approval, to increase the aggregate number of shares of Stock that may be issued or transferred under the Plan set forth in Section 4 of the Plan; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for approval no later than the next annual meeting of the stockholders.

NOW, THEREFORE, in accordance with Section 10(c) of the Plan, the Company hereby amends the Plan as follows:

1. Section 4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

Section 4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery

Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, from inception, is 20,000,000, 100% of which may be granted as Incentive Stock Options.

2. Section 5 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

Section 5. Eligibility; Per Person Award Limitations.

Awards may be granted under this Plan only to Eligible Persons. In each fiscal year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards relating to more than 2,500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and in the case of Awards the value of which is not directly related to the value of the Stock, Awards the value of which at the time of payment exceeds $500,000.

3. This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within 12 months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options within the meaning of Section 422 of the Code.

B-1

4. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION

Zachary S. Gibler Chief Executive Officer

B-2

ANNUAL MEETING OF STOCKHOLDERS OF

LIGHTING SCIENCE GROUP CORPORATION

May 26, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.lsgc.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20930000000000000000 3	052610

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Proposal to approve the Amendments to the Lightning Science Group Corporation Amended and Restated Equity-Based Compensation Plan.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Robert Bachman O David Bell O Zachary Gibler O Carlos Gutierrez O Donald Harkleroad O Michael Kempner O Joseph Montana O Michael Moseley O Richard Weinberg

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL OF THE AMENDMENTS TO THE LIGHTNING SCIENCE GROUP CORPORATION AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN, AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common or preferred stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Joint Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐	¢

LIGHTING SCIENCE GROUP CORPORATION

BUILDING 2A, 1227 SOUTH PATRICK DRIVE

SATELLITE BEACH, FLORIDA 32937

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE

COMPANY FOR THE ANNUAL MEETING ON MAY 26, 2010

The undersigned hereby constitutes and appoints John Mitchell and Jonathan Cohen, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common or preferred stock of Lighting Science Group Corporation held of record by the undersigned on April 12, 2010, at the Annual Meeting of Stockholders to be held at Lighting Science Group’s headquarters, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937, on Wednesday, May 26, 2010, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated April 30, 2010 and the proxy statement accompanying such notice.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued and to be signed on the reverse side)

¢	14475	¢